                                                              EXHIBIT 16 (c)

                                   MAS FUNDS
                                  (THE "FUND")

                                      AND

                        MILLER ANDERSON & SHERRERD, LLP
                                    ("MAS")

                                      AND

                          MAS FUND DISTRIBUTION, INC.
                                   ("MASDI")


                                CODE OF ETHICS
                                --------------


1. PURPOSES


     This Code of Ethics has been adopted by the Fund, MAS and MASDI, the principal underwriter of the Funds, in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by affiliated persons (as defined under the Act) of such companies. Specifically, Rule 17j-1 provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such registered investment company:


     (a) To employ any device, scheme or artifice to defraud such registered investment company;


     (b) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;


     (c) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or


     (d) To engage in any manipulative practice with respect to such registered investment company.


     While Rule 17j-1 is designed to protect only the interests of the Fund and its stockholders, MAS applies the policies and procedures described in this Code of Ethics to all employees of MAS to protect the interests of its non-Fund clients as well (hereinafter, where appropriate, non-Fund clients of MAS are referred to as "Advisory Clients" and any reference to an Advisory Client(s) relates only to the activities of employees of MAS).


     The purpose of this Code of Ethics is to (i) ensure that Access Persons conduct their personal securities transactions in a manner which does not (a) create an actual or potential conflict of interest with the Fund's or an Advisory Client's portfolio transactions, (b) place their personal interests before the interests of the Fund and its stockholders or an Advisory Client or
(c) take unfair advantage of their relationship to the Fund or an Advisory Client and (ii) provide policies and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-l.


     Among other things, the procedures set forth in this Code of Ethics require that all (i) Access Persons review this Code of Ethics at least annually, (ii) Access Persons, unless excepted by Sections 8(d) or (e) of this Code of Ethics, report transactions in Covered Securities, (iii) Access Persons refrain from engaging in certain transactions, and (iv) employees of MAS pre-clear with the appropriate trading desk any transactions in Covered Securities.

2. DEFINITIONS

     (a) "Access Person" means any director, officer or Advisory Person of the Fund or of MAS, and any director or officer of MASDI, who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Fund.

     (b) "Advisory Person" means any employee of the Fund, or of MAS (or of any company in a control relationship to the Fund or MAS), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund or an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     (c) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

     (d) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     (e)  "Compliance Department" means the MAS Compliance Department.

     (f) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include: (i) shares of registered open-end investment companies, (ii) direct obligations of the Government of the United States, and (iii) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

     (g) "Disinterested Director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

     (h) "Purchase or sale (or sell)" with respect to a Covered Security means any acquisition or disposition of a direct or indirect beneficial interest in a Covered Security, including, inter alia, the writing or buying of an option to purchase or sell a Covered Security.

     (i) "Security held or to be acquired" means (i) any Covered Security which, within the most recent 15 days, is or has been held by the Fund or an Advisory Client, or is being or has been considered by the Fund or an Advisory Client or MAS for purchase by the Fund or an Advisory Client; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in this paragraph.


3. PROHIBITED TRANSACTIONS

     (a) No Access Person or employee of MAS shall purchase or sell any Covered Security which to his or her actual knowledge at the time of such purchase or sale:

          (i) is being considered for purchase or sale by the Fund or an Advisory Client; or

          (ii)  is being purchased or sold by the Fund or an Advisory Client.

     (b) No employee of MAS shall purchase or sell a Covered Security while there is a pending "buy" or "sell" order in the same or a related security for a Fund or an Advisory Client until that order is executed or withdrawn.

     (c) No Advisory Person shall purchase or sell a Covered Security within seven calendar days before or after any portfolio(s) of the Fund over which such Advisory Person exercises investment discretion or an Advisory Client over which the Advisory Person exercises investment discretion purchases or sells the same or a related Covered Security. Any profits realized or unrealized by the Advisory Person on a prohibited purchase or sale within the proscribed period shall be disgorged to a charity.

     (d) No employee of MAS shall profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within 60 calendar days. Any profits realized on such purchase or sale shall be disgorged to a charity.

     (e) No Access Person or employee of MAS shall purchase any securities in an initial public offering.

     (f) No employee of MAS shall purchase privately-placed securities unless such purchase is pre-approved by the Compliance Department. Any such person who has previously purchased privately-placed securities must disclose such purchases to the Compliance Department before such person participates in a Fund's or an Advisory Client's subsequent consideration of an investment in the securities of the same or a related issuer. Upon such disclosure, the Compliance Department shall appoint another person with no personal interest in the issuer, to conduct an independent review of such Fund's or such Advisory Client's decision to purchase securities of the same or a related issuer.

     (g) No Access Person or employee of MAS shall recommend the purchase or sale of any Covered Securities to a Fund or to an Advisory Client without having disclosed to the Compliance Department his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated purchase or sale by such person of such securities, (iii) any position with such issuer or its affiliates, and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such person in such securities or the issuer thereof is not material to his or her personal net worth and any contemplated purchase or sale by such person in such securities cannot reasonably be expected to have a material adverse effect on any such purchase or sale by a Fund or an Advisory Client or on the market for the securities generally, such person shall not be required to disclose his or her interest in the securities or the issuer thereof in connection with any such recommendation.

     (h) No Access Person or employee of MAS shall reveal to any other person (except in the normal course of his or her duties on behalf of a Fund or an Advisory Client) any information regarding the purchase or sale of any Covered Security by a Fund or an Advisory Client or consideration of the purchase or sale by a Fund or an Advisory Client of any such Covered Security.


4. PRE-CLEARANCE OF COVERED SECURITIES TRANSACTIONS AND PERMITTED BROKERAGE ACCOUNTS

     No employee of MAS shall purchase or sell Covered Securities without prior written authorization from the appropriate trading desk. Pre-clearance of a purchase or sale shall be valid and in effect only for the business day in which such pre-clearance is given; provided, however, that the approval of an unexecuted purchase or sale is deemed to be revoked when the employee becomes aware of facts or circumstances that would have resulted in the denial of approval of the approved purchase or sale were such facts or circumstances made known to the MAS trading desk at the time the proposed purchase or sale was originally presented for approval. MAS requires all of its employees to maintain their personal brokerage accounts at a broker/dealer affiliated with Morgan Stanley Dean Witter (hereinafter, a "Morgan Stanley Account"). Outside personal brokerage accounts are permitted only under very limited circumstances and only with express written approval by the Compliance Department. The Compliance Department has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.


5. EXEMPTED TRANSACTIONS

     (a) The prohibitions of Section 3 and Section 4 of this Code of Ethics shall not apply to:

          (i) Purchases or sales effected in any account over which an Access Person or an employee of MAS has no direct or indirect influence or control;

          (ii)  Purchases or sales which are non-volitional;

          (iii) Purchases which are part of an automatic dividend reinvestment plan; or

          (iv) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities and sales of such rights so acquired, but only to the extent such rights were acquired from such issuer.

     (b) Notwithstanding the prohibitions of Sections 3(a), (b) and (c) of this Code of Ethics, the Compliance Department or MAS trading desk, as appropriate, may approve a purchase or sale of a Covered Security by employees of MAS which would appear to be in contravention of the prohibitions in Sections 3(a), (b) and (c) if it is determined that
          (i) the facts and circumstances applicable at the time of such purchase or sale do not conflict with the interests of the Fund or an Advisory Client, or (ii) such purchase or sale is only remotely potentially harmful to the Fund or an Advisory Client because it would be very unlikely to affect a highly institutional market, or because it is clearly not related economically to the securities to be purchased, sold or held by the Fund or Advisory Client, and (iii) the spirit and intent of this Code of Ethics is met.


6. RESTRICTIONS ON RECEIVING GIFTS

     No employee of MAS shall receive any gift or other consideration in merchandise, service or otherwise of more than de minimis value from any person, firm, corporation, association or other entity that does business with or on behalf of the Fund or an Advisory Client.


7. SERVICE AS A DIRECTOR

     No employee of MAS shall serve on the board of directors of a publicly-traded company without prior written authorization from the Compliance Department. Approval will be based upon a determination that the board service would not conflict with the interests of the Fund and its stockholders or an Advisory Client.


8. REPORTING

     (a) Unless excepted by Section 8(d) or (e) of this Code of Ethics, each Access Person must disclose all personal holdings in Covered Securities to the Compliance Department for its review no later than 10 days after becoming an Access Person and annually thereafter. The initial and annual holdings reports must contain the following information:

          (i) The title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

          (ii) The name of any broker, dealer or bank with or through whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (iii) The date the report was submitted to the Compliance Department by the Access Person.

     (b) Unless excepted by Section 8(d) or (e) of this Code of Ethics, each Access Person and each employee of MAS must report to the Compliance Department for its review within 10 days of the end of a calendar quarter the information described below with respect to transactions in Covered Securities in which such person has, or by reason of such transactions acquires any direct or indirect beneficial interest:

          (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii) The price of the Covered Security at which the purchase or sale was effected;

          (iv) The name of the broker, dealer or bank with or through which the purchase or sale was effected; and

          (v) The date the report was submitted to the Compliance Department by such person.

     (c) Unless excepted by Section 8(d) or (e) of this Code of Ethics, each Access Person and each employee of MAS must report to the Compliance Department for its review within 10 days of the end of a calendar quarter the information described below with respect to any account established by such person in which any securities were held during the quarter for the direct or indirect benefit of such person:

          (i) The name of the broker, dealer or bank with whom the account was established;

          (ii)  The date the account was established; and

          (iii) The date the report was submitted to the Compliance Department by such person.

     (d) An Access Person will not be required to make any reports described in Sections 8(a), (b) or (c) above for any account over which the Access Person has no direct or indirect influence or control. An Access Person or an employee of MAS will not be required to make the annual holdings report under Section 8(a) and the quarterly transactions report under Section 8(b) with respect to purchases or sales effected for, and Covered Securities held in: (i) a Morgan Stanley Account,
          (ii) an account in which the Covered Securities were purchased pursuant to a dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount), or (iii) an account for which the Compliance Department receives duplicate trade confirmations and quarterly statements.

     (e) A Disinterested Director of the Fund, who would be required to make a report solely by reason of being a Fund director, is not required to make initial and annual holdings reports. Additionally, such Disinterested Director need only make a quarterly transactions report for a purchase or sale of Covered Securities if he or she, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director of the Fund, should have known that, during the 15-day period immediately preceding or following the date of the Covered Securities transaction by him or her, such Covered Security is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

     (f) The reports described in Sections 8(a), (b) and (c) above may contain a statement that the reports shall not be construed as an admission by the person making such reports that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the reports relate.


9. ANNUAL CERTIFICATIONS

     All Access Persons and employees of MAS must certify annually that they have read, understood and complied with the requirements of this Code of Ethics and recognize that they are subject to this Code of Ethics by signing the certification attached hereto as Exhibit A.


10. BOARD REVIEW

     The management of the Fund and representatives or officers of MAS and, with respect to the Fund, MASDI, shall each provide the Fund's Board of Directors, at least annually, with the following:

     (a) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (b) a description of any issues arising under this Code of Ethics or procedures since the last such report, including, but not limited to, information about material violations of this Code of Ethics or procedures and sanctions imposed in response to material violations;

     (c) any recommended changes in the existing restrictions or procedures based upon the Fund's or MAS's experience under this Code of Ethics, evolving industry practices or developments in applicable laws and regulations; and

     (d) a certification (attached hereto as Exhibits B and C, as appropriate) that each has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.


11. SANCTIONS


     Upon discovering a violation of this Code of Ethics, the Board of Directors of the Fund or the Executive Committee of MAS, as the case may be, may impose such sanctions as it deems appropriate.


12. RECORDKEEPING REQUIREMENTS


     The management of the Fund and representatives or officers of MAS and, with respect to the Funds, MASDI, each shall maintain, as appropriate, the following records for a period of five years, the first two years in an easily accessible place, and shall make these records available to the Securities and Exchange Commission or any representative of such during an examination of the Fund or of MAS:


     (a) a copy of this Code of Ethics or any other Code of Ethics which was in effect at any time within the previous five years;


     (b) a record of any violation of this Code of Ethics during the previous five years, and of any action taken as a result of the violation;


     (c) a copy of each report required by Section 8 of this Code of Ethics, including any information provided in lieu of each such report;


     (d) a record of all persons, currently or within the past five years, who are or were subject to this Code of Ethics and who are or were required to make reports under Section 8 of this Code of Ethics;


     (e) a record of all persons, currently or within the past five years, who are or were responsible for reviewing the reports required under
          Section 8 of this Code of Ethics; and


     (f) a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities described in Sections 3(e) and
          (f) of this Code of Ethics.


     The effective date of this Code of Ethics is February 24, 2000.

                                                                      EXHIBIT A


                                   MAS FUNDS
                                  (THE "FUND")

                                      AND

                        MILLER ANDERSON & SHERRERD, LLP
                                    ("MAS")

                                      AND

                          MAS FUND DISTRIBUTION, INC.
                                   ("MASDI")


                                CODE OF ETHICS


                              ANNUAL CERTIFICATION


     I hereby certify that I have read and understand the Code of Ethics (the "Code") which has been adopted by the Fund, MAS and MASDI and recognize that it applies to me and agree to comply in all respects with the policies and procedures described therein. Furthermore, I hereby certify that I have complied with the requirements of the Code in effect, as amended, for the year
ended December 31,     , and that all of my reportable transactions in Covered
Securities were executed and reflected accurately in a Morgan Stanley Account (as defined in the Code) or that I have attached a report that satisfies the annual holdings disclosure requirement as described in Section 8(a) of the Code.




Date: ----------------, -----            Name: --------------------------------



                                         Signature: ---------------------------

                                                                      EXHIBIT B


                    MILLER ANDERSON & SHERRERD, LLP ("MAS")

                     ANNUAL CERTIFICATION UNDER RULE 17j-1
                     OF THE INVESTMENT COMPANY ACT OF 1940


     Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for MAS, MAS Funds and MAS Fund Distribution, Inc., MAS hereby certifies to the Board of Trustees of MAS Funds that MAS has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.



Date: ------------------                   By: --------------------------------
                                           Name:  Paul A. Frick
                                           Title: Compliance Officer

                                                                      EXHIBIT C


                          MAS FUND DISTRIBUTION, INC.
                                   ("MASDI")

                     ANNUAL CERTIFICATION UNDER RULE 17j-1
                     OF THE INVESTMENT COMPANY ACT OF 1940


     Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for MASDI, MAS Funds and Miller Anderson & Sherrerd, LLP, MASDI hereby certifies to the Board of Trustees of MAS Funds that MASDI has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code of Ethics) from violating the Code of Ethics.



Date: ------------------                   By: --------------------------------
                                           Name:  Paul A. Frick
                                           Title: Compliance Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that JAMES F. HIGGINS, whose signature appears below, constitutes and appoints Barry Fink and Marilyn Cranney, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution among himself and each of the persons appointed herein, for him and in his name, place and stead, in any and all capacities, to sign any amendments to any registration statement of ANY OF THE MORGAN STANLEY DEAN WITTER FUNDS AND THE TCW/DW TERM TRUSTS SET FORTH IN THE LIST ANNEXED HERETO, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

DATED: JUNE 12, 2000

                                          /s/ JAMES F. HIGGINS
                                          --------------------------------------
                                          JAMES F. HIGGINS

                        MORGAN STANLEY DEAN WITTER FUNDS
                                       AT
                                 JUNE 12, 2000

OPEN-END FUNDS

     TAXABLE MONEY MARKET FUNDS

 1.  Active Assets Government Securities Trust ("AA Government")
 2.  Active Assets Institutional Money Trust ("AA Institutional")
 3.  Active Assets Money Trust ("AA Money")
 4.  Active Assets Premier Money Trust ("AA Premier")
 5.  Morgan Stanley Dean Witter Liquid Asset Fund Inc. ("Liquid
     Asset")
 6.  Morgan Stanley Dean Witter U.S. Government Money Market
     Trust ("Government Money")
     TAX-EXEMPT MONEY MARKET FUNDS
 7.  Active Assets California Tax-Free Trust ("AA California")
 8.  Active Assets Tax-Free Trust ("AA Tax-Free")
 9.  Morgan Stanley Dean Witter California Tax-Free Daily Income
     Trust ("California Tax-Free Daily")
10.  Morgan Stanley Dean Witter New York Municipal Money Market
     Trust ("New York Money")
11.  Morgan Stanley Dean Witter Tax-Free Daily Income Trust
     ("Tax-Free Daily")
     EQUITY FUNDS
12.  Morgan Stanley Dean Witter Aggressive Equity Fund
     ("Aggressive Equity")
13.  Morgan Stanley Dean Witter American Opportunities Fund
     ("American Opportunities")
14.  Morgan Stanley Dean Witter Capital Growth Securities
     ("Capital Growth")
15.  Morgan Stanley Dean Witter Competitive Edge Fund
     ("Competitive Edge")
16.  Morgan Stanley Dean Witter Developing Growth Securities
     Trust ("Developing Growth")
17.  Morgan Stanley Dean Witter Dividend Growth Securities Inc.
     ("Dividend Growth")
18.  Morgan Stanley Dean Witter Equity Fund ("Equity Fund")
19.  Morgan Stanley Dean Witter European Growth Fund Inc.
     ("European Growth")
20.  Morgan Stanley Dean Witter Financial Services Trust
     ("Financial Services")
21.  Morgan Stanley Dean Witter Fund of Funds ("Fund of Funds")
22.  Morgan Stanley Dean Witter Global Dividend Growth Securities
     ("Global Dividend Growth")
23.  Morgan Stanley Dean Witter Global Utilities Fund ("Global
     Utilities")
24.  Morgan Stanley Dean Witter Growth Fund ("Growth Fund")
25.  Morgan Stanley Dean Witter Health Sciences Trust ("Health
     Sciences")
26.  Morgan Stanley Dean Witter Income Builder Fund ("Income
     Builder")
27.  Morgan Stanley Dean Witter Information Fund ("Information
     Fund")
28.  Morgan Stanley Dean Witter International Fund
     ("International Fund")
29.  Morgan Stanley Dean Witter International SmallCap Fund
     ("International SmallCap")
30.  Morgan Stanley Dean Witter Japan Fund ("Japan Fund")
31.  Morgan Stanley Dean Witter Latin American Growth Fund
     ("Latin American")
32.  Morgan Stanley Dean Witter Market Leader Trust ("Market
     Leader")
33.  Morgan Stanley Dean Witter Mid-Cap Dividend Growth
     Securities ("Mid-Cap Dividend Growth")
34.  Morgan Stanley Dean Witter Mid-Cap Equity Trust ("Mid-Cap
     Equity")
35.  Morgan Stanley Dean Witter Natural Resource Development
     Securities Inc. ("Natural Resource")
36.  Morgan Stanley Dean Witter Next Generation Trust ("Next
     Generation")
37.  Morgan Stanley Dean Witter New Discoveries Fund ("New
     Discoveries")
38.  Morgan Stanley Dean Witter Pacific Growth Fund Inc.
     ("Pacific Growth")
39.  Morgan Stanley Dean Witter Real Estate Fund ("Real Estate")
40.  Morgan Stanley Dean Witter Small Cap Growth Fund ("Small Cap
     Growth")
41.  Morgan Stanley Dean Witter S&P 500 Index Fund ("S&P 500
     Index")
42.  Morgan Stanley Dean Witter S&P 500 Select Fund ("S&P 500
     Select")
43.  Morgan Stanley Dean Witter Special Value Fund ("Special
     Value")
44.  Morgan Stanley Dean Witter Tax-Managed Growth Fund
     ("Tax-Managed Growth")
45.  Morgan Stanley Dean Witter Total Market Index Fund ("Total
     Market Index")

46.  Morgan Stanley Dean Witter Total Return Trust ("Total
     Return")
47.  Morgan Stanley Dean Witter 21st Century Trend Fund ("21st
     Century Trend")
48.  Morgan Stanley Dean Witter Utilities Fund ("Utilities Fund")
49.  Morgan Stanley Dean Witter Value-Added Market Series
     ("Value-Added")
50.  Morgan Stanley Dean Witter Value Fund ("Value Fund")
     BALANCED FUNDS
51.  Morgan Stanley Dean Witter Balanced Growth Fund ("Balanced
     Growth")
52.  Morgan Stanley Dean Witter Balanced Income Fund ("Balanced
     Income")
     ASSET ALLOCATION FUND
53.  Morgan Stanley Dean Witter Strategist Fund ("Strategist
     Fund")
     TAXABLE FIXED-INCOME FUNDS
54.  Morgan Stanley Dean Witter Convertible Securities Trust
     ("Convertible Securities")
55.  Morgan Stanley Dean Witter Diversified Income Trust
     ("Diversified Income")
56.  Morgan Stanley Dean Witter Federal Securities Trust
     ("Federal Securities")
57.  Morgan Stanley Dean Witter High Yield Securities Inc ("High
     Yield")
58.  Morgan Stanley Dean Witter Intermediate Income Securities
     ("Intermediate Income")
59.  Morgan Stanley Dean Witter North American Government Income
     Trust ("North American   Government")
60.  Morgan Stanley Dean Witter Select Municipal Reinvestment
     Fund ("Municipal Reinvestment")
61.  Morgan Stanley Dean Witter Short-Term Bond Fund ("Short-Term
     Bond")
62.  Morgan Stanley Dean Witter Short-Term U.S. Treasury Trust
     ("Short-Term Treasury")
63.  Morgan Stanley Dean Witter U.S. Government Securities Trust
     ("Government Securities")
64.  Morgan Stanley Dean Witter World Wide Income Trust ("World
     Wide Income")
     TAX-EXEMPT FIXED-INCOME FUNDS
65.  Morgan Stanley Dean Witter California Tax-Free Income Fund
     ("California Tax-Free")
66.  Morgan Stanley Dean Witter Hawaii Municipal Trust ("Hawaii
     Municipal")
67.  Morgan Stanley Dean Witter Limited Term Municipal Trust
     ("Limited Term Municipal")
68.  Morgan Stanley Dean Witter Multi-State Municipal Series
     Trust ("Multi-State Series")
69.  Morgan Stanley Dean Witter New York Tax-Free Income Fund
     ("New York Tax-Free")
70.  Morgan Stanley Dean Witter Tax-Exempt Securities Trust
     ("Tax-Exempt Securities")
     SPECIAL PURPOSE FUNDS
71.  Morgan Stanley Dean Witter Select Dimensions Investment
     Series ("Select Dimensions")
72.  Morgan Stanley Dean Witter Variable Investment Series
     ("Variable Investment")
CLOSED-END FUNDS
     TAXABLE FIXED-INCOME CLOSED-END FUNDS
73.  Morgan Stanley Dean Witter Government Income Trust
     ("Government Income")
74.  Morgan Stanley Dean Witter High Income Advantage Trust
     ("High Income")
75.  Morgan Stanley Dean Witter High Income Advantage Trust II
     ("High Income II")
76.  Morgan Stanley Dean Witter Income Securities Inc. ("Income
     Securities")
77.  Morgan Stanley Dean Witter Prime Income Trust ("Prime
     Income")
     TAX-EXEMPT FIXED-INCOME CLOSED-END FUNDS
78.  Morgan Stanley Dean Witter California Insured Municipal
     Income Trust ("California Insured   Municipal")
79.  Morgan Stanley Dean Witter Insured Municipal Bond Trust
     ("Insured Municipal Bond")
80.  Morgan Stanley Dean Witter Insured Municipal Income Trust
     ("Insured Municipal Income")
81.  Morgan Stanley Dean Witter Insured Municipal Trust ("Insured
     Municipal Trust")
82.  Morgan Stanley Dean Witter Municipal Income Opportunities
     Trust ("Municipal Opportunities")
83.  Morgan Stanley Dean Witter Municipal Income Opportunities
     Trust III ("Municipal Opportunities III")
84.  Morgan Stanley Dean Witter Municipal Income Trust
     ("Municipal Income")
85.  Morgan Stanley Dean Witter Municipal Premium Income Trust
     ("Municipal Premium")

86.  Morgan Stanley Dean Witter Quality Municipal Income Trust
     ("Quality Municipal Income")
87.  Morgan Stanley Dean Witter Quality Municipal Investment
     Trust ("Quality Municipal Investment")

                               TCW/DW TERM TRUSTS
                                       AT
                                 JUNE 12, 2000

 1.  TCW/DW Term Trust 2000 ("Term Trust 2000")
 2.  TCW/DW Term Trust 2002 ("Term Trust 2002")
 3.  TCW/DW Term Trust 2003 ("Term Trust 2003")